SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2003

PUMATECH, INC.

(Exact name of registrant as specified in its charter)

0-21709

(Commission File Number)

Delaware	77-0349154
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2550 North First Street, San Jose, California 95131

(408) 321-7650

Item 1. Changes in Control of Registrant.

Not applicable.

Item 2. Acquisition or Disposition of Assets.

On March 27, 2003, Pumatech, Inc., a Delaware corporation (“Pumatech”) completed the acquisition of all of the outstanding shares of capital stock (the “Stock Purchase”) of Starfish Software, Inc., a Delaware corporation (“Starfish”) and wholly-owned subsidiary of Motorola, Inc, a Delaware corporation (“Motorola”). The Stock Purchase was made pursuant to a Stock Purchase Agreement dated as of March 27, 2003 by and between Pumatech and Motorola (the “Stock Purchase Agreement,” a copy of which is attached to this report as Exhibit 2.1). Starfish continues its corporate existence as a wholly-owned subsidiary of Pumatech. As consideration for the Stock Purchase, at the closing of the transaction, Pumatech paid Motorola a total of $1,501,453 (such payment the “Stock Purchase Consideration”).

The Stock Purchase Consideration paid by Pumatech to Motorola was determined through arms’ length negotiations among the parties to the Stock Purchase Agreement, and was paid from Pumatech’s working capital. The Stock Purchase Consideration at the closing was calculated, in part, based upon the current assets and liabilities of Starfish (as described in Section 1.1 of the Stock Purchase Agreement). Pumatech and Motorola have agreed that, post-closing, the Stock Purchase Consideration is subject to potential upwards or downwards adjustment under Section 1.4 of the Stock Purchase Agreement. Pumatech expects that a post-closing adjustment may take place following an audit review of Starfish assets and liabilities. The post-closing adjustment mechanism is described in Section 1.4 of the Stock Purchase Agreement. Pumatech may be required to pay Motorola total cash consideration greater than the Stock Purchase Consideration as a result of this post-closing adjustment. If there is a post-closing adjustment to the total consideration amount, such an adjustment could be material and could result in a material increase in the effective Stock Purchase Consideration paid. Any additional cash consideration payable to Motorola as a result of such a post-closing adjustment would be paid from Pumatech’s working capital.

The foregoing description of the Stock Purchase does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement. A copy of the press release by Pumatech announcing the Stock Purchase is attached to this report as Exhibit 99.1.

This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties regarding the ability to leverage the acquired intellectual property, benefits from the product offerings and customer relationships, the ability to address complex synchronization challenges, the timing or ability to reach profitability, and the benefits of new business partnerships and products, are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially include uncertainties related to the effect of continued weakness of general economic factors on the overall demand for our products and services, the timing of market adoption and movement toward data synchronization and integration solutions, margin erosion, market shrinkage, economic uncertainty related to terrorism and conflict in the Middle East, market acceptance of the acquisition, the ability to retain key employees of Starfish, the ability to leverage the acquisition to address synchronization challenges, timely introduction, availability and acceptance of new products, the impact of competitive products and pricing, consummation of binding agreements with prospective business partners, as well as additional risk factors, as discussed in the “Risk Factors” section of Pumatech’s Annual Report on Form 10-K for the year ended July 31, 2002 and Pumatech’s quarterly reports filed from time to time with the U.S. Securities and Exchange Commission.

Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 5. Other Events and Regulation FD Disclosure.

Not applicable.

Item 6. Resignations of Registrant’s Directors.

Not applicable.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Financial Statements required to be filed pursuant to Item 7(a) of Form 8-K will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed pursuant to Item 7(b) of Form 8-K will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

(c) Exhibits.

Exhibit Number		Exhibit Title
2.1	1	Stock Purchase Agreement dated March 27, 2003, between Pumatech, Inc. and Motorola, Inc.
99.1	1	Press Release dated March 31, 2003.

1	Filed herewith.

Item	8. Change in Fiscal Year.

Not applicable.

Item	9. Regulation FD Disclosure.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2003	PUMATECH, INC.

	By:	/s/ J. KEITH KITCHEN
J. Keith Kitchen Vice President of Finance and Administration and Chief Accounting Officer (Principal Financial and Accounting Officer)